                                                                     EXHIBIT 1.2


                          Newfield Exploration Company


                                PRICING AGREEMENT

                                                                  August 8, 2002
UBS Warburg LLC
J. P. Morgan Securities Inc.
Wachovia Securities, Inc.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Fleet Securities, Inc.
     c/o UBS Warburg LLC
     677 Washington Blvd.
     Stamford, CT  06901

Ladies and Gentlemen:

         Newfield Exploration Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 8, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Designated Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         The Company hereby confirms its engagement of Wachovia Securities, Inc. ("Wachovia") as, and Wachovia hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of


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Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Designated Securities. Wachovia agrees in acting as a qualified independent underwriter to undertake the legal responsibilities and liabilities of an underwriter under the Act, including those in Section 11 of the Act. Wachovia, solely in its capacity as qualified independent underwriter and not otherwise, is referred to in the Underwriting Agreement as the "Independent Underwriter." The yield at which the Designated Securities will be sold to the public will be at a yield no less than the yield recommended by Wachovia acting as Independent Underwriter.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.




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


         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                       Very truly yours,

                                       Newfield Exploration Company



                                       By: /s/ Brian L. Rickmers
                                          --------------------------------------
                                           Brian L. Rickmers
                                           Controller



Accepted as of the date hereof:

UBS Warburg LLC


By: /s/ Todd M. Tomlin
   ------------------------------------
    Todd M. Tomlin
    Director
(On behalf of each of the Underwriters)

Wachovia Securities, Inc.


By:/s/ Paul N. Riddle
   ------------------------------------
   Paul N. Riddle
   Managing Director

(In its capacity as qualified independent underwriter)




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



                                   SCHEDULE I

                                                         PRINCIPAL AMOUNT OF
                                                        DESIGNATED SECURITIES
                                                                TO BE
                                                              PURCHASED
                                                              ---------
               UNDERWRITER
  UBS Warburg LLC....................................             $150,000,000
  J. P. Morgan Securities Inc........................               68,750,000
  Wachovia Securities, Inc...........................               12,500,000
  BNY Capital Markets, Inc...........................                6,250,000
  Credit Lyonnais Securities (USA) Inc...............                6,250,000
  Fleet Securities, Inc..............................                6,250,000
                                                                  ------------
  Total..............................................             $250,000,000
                                                                  ============




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

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

 8 3/8% Senior Subordinated Notes due 2012

AGGREGATE PRINCIPAL AMOUNT:

 $250,000,000

PRICE TO PUBLIC:

 99.168% of the principal amount of the Designated Securities, plus accrued interest, if any, from original issuance

UNDERWRITING DISCOUNT:

 2.250% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

 96.918% of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

 Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

 Federal (same day) funds

PAYMENT OF FUNDS INTO ESCROW ACCOUNT:

 The net proceeds (before the Company's expenses) of the purchase price will be paid by the Underwriters directly to the Escrow Account maintained by Wachovia Bank, National Association, as Escrow Agent, for distribution pursuant to the Escrow Agreement dated as of the Closing Dated under which the Escrow Agent and UBS Warburg LLC, as representative of the Underwriters, are parties

TIME OF DELIVERY:

 10 a.m. (New York City time), August 13, 2002



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INDENTURE:

Indenture dated December 10, 2001, between the Company and Wachovia Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture to be dated as of August 13, 2002

MATURITY:

August 15, 2012

INTEREST RATE:

 8 3/8%

INTEREST PAYMENT DATES:

February 15 and August 15 of each year commencing on February 15, 2003

OPTIONAL REDEMPTION PROVISIONS:

o  Prior to August 15, 2007, make-whole at Treasuries plus 50 basis points

o On and after August 15, 2007, at the redemption prices set forth below if redeemed during the 12-month period commencing on August 15 of the years set forth below:

          2007 . . . . . . . . . . . . . . . . . . .104.188%
          2008 . . . . . . . . . . . . . . . . . . .102.792%
          2009 . . . . . . . . . . . . . . . . . . .101.405%
          2010 and thereafter  . . . . . . . . . . .100.000%

o Prior to August 15, 2007, up to 35% of the aggregate principal amount of the Designated Securities at a redemption price of 108.375% with the proceeds of one or more underwritten offerings of the Company's common stock under an effective registration statement

SPECIAL MANDATORY REDEMPTION:

o  101% plus accrued and unpaid interest

o Occurs if EEX Acquisition is not completed by December 31, 2002 or earlier if EEX Acquisition is terminated or abandoned.


SINKING FUND PROVISIONS:

No sinking fund provisions




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CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

 Offices of Baker Botts L.L.P., One Shell Plaza, Houston, Texas 77002

NAME AND ADDRESS OF REPRESENTATIVES:

         UBS Warburg LLC

         Address for notices:
         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, CT  06901
         Attention:  Ed Massaro, Managing Director High Yield Capital Markets
         Facsimile:  203.719.5753

         with a copy to:
         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, CT  06901
         Attention:  Legal Affairs (Debt)
         Facsimile:  203.719.0680

LISTING OF DESIGNATED SECURITIES:

         None

BLACKOUT PROVISIONS:

         Until Closing

UNDERWRITER PROVIDED INFORMATION:

The only information provided by the Underwriters and Representatives is (i) the table set forth in the first paragraph and (ii) the third and fourth paragraphs, under the caption "Underwriting" in the Prospectus.



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